SPECIAL SITUATIONS FUND III, L.P.

___________

TENDER FORM
___________

Special Situations Fund III, L.P.
527 Madison Avenue, Suite 2600
New York, NY 10022

Attention of Austin W. Marxe

Dear Sirs:

Reference is made to the Notice of Tender Offer (the "Notice") of Special Situations Fund III, L.P. (the "Fund") dated October 1, 2007.  Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Notice.

The undersigned hereby tenders Units for purchase, at a price of $25,000 per Unit, as follows (complete one of the following):

________ Number of Units

or

________% of Units

The number or percentage of Units tendered herein will represent Units owned by the undersigned on the Valuation Date December 31, 2007.

THIS TENDER FORM MUST BE COMPLETED AND RECEIVED BY THE FUND ON OR BEFORE NOVEMBER 1, 2007, IN ORDER TO BE EFFECTIVE.

[To be signed and dated on the reverse side]

        S5313/3

                  10/01/07                     2042543          .          02

If the Partner is an Individual or Joint Account:

_________________________________
[Print Name of Individual]                                                                                            [Print Name of Joint]

_________________________________
[Signature of Individual]                                                                        [Signature of Joint]

___________________________
Date

If the Partner is an Entity:

___________________________________________________
Name of Entity

By ________________________________________________

Print Name _________________________________________

Print Title __________________________________________

______________________
Date